Structured Asset Trust Unit Repackagings (SATURNS)

Series 2003-16 Trust

To deliver underlying securities pursuant to Call Option exercise and terminate

CUSIP:	80411G208
Symbol:	HJB

FOR IMMEDIATE RELEASE:

February 12, 2008

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Altria Group Inc. Debenture Backed 2003-16 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “HJB”), announced today that a “Trust Wind Up Event” has occurred under the terms of the Trust Agreement governing the Trust and that the Trust will deliver the underlying securities to the Call Options holder on February 13, 2008 and terminate. On February 8, 2008, the Call Options holder for the SATURNS 2003-16 Trust (the “Trust”) notified the Trust of its intent to exercise its Call Options representing its right to call all of the underlying securities held by the Trust. Upon settlement of the Call Options on or about February 13, 2008, Unitholders will receive the par value plus accrued interest, of each Class A Unit and accrued interest outstanding on each Class B Unit.

Contact:

LaSalle Bank National Association

Kathryn Hawkinson, Global Securities and Trust Services, 312-904-6561